UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2020

MODERNA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Technology Square Cambridge, MA	02139
(Address of principal executive offices)	(Zip code)

(Registrant’s telephone number, including area code): (617) 714-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On March 29, 2020, Moderna, Inc. (“Moderna” or the “Company”) issued a press release that provides an update on the impact of COVID-19 on the Company’s business operations and clinical program development. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On March 29, 2020, the Company entered into an Executive Retention Agreement (the “Agreement”) with Tal Zaks, M.D., the Company’s Chief Medical Officer (“CMO”), which sets forth the terms of Dr. Zaks’ continued services as the Company’s CMO through at least September 30, 2021 (the “Retention Date”). The Agreement will be effective through the Retention Date or the last date of Dr. Zaks’ employment, if different, as set forth therein (the “Retention Period”).

During the Retention Period, Dr. Zaks’ base salary will continue to be as set by the Company’s Chief Executive Officer and the Compensation and Talent Committee (the “Committee”) and subject to periodic review and adjustments at the discretion of the Committee. During the Retention Period, Dr. Zaks will also remain eligible to participate in the Company’s Amended and Restated Executive Severance Plan (the “Severance Plan”) subject to the terms and conditions of the Severance Plan.

Provided that Dr. Zaks remains continuously employed by the Company through the Retention Date, or in the event that Dr. Zaks’ employment is terminated by the Company without Cause (as defined in the Severance Plan) prior to the Retention Date, the Company will pay Dr. Zaks a one-time cash bonus of $1,000,000 (the “Retention Bonus”), subject to tax withholding under applicable law.

Upon Dr. Zaks’ termination of employment on or after the Retention Date for any reason other than for Cause or in the event that the Company terminates Dr. Zaks’ employment without Cause prior to the Retention Date, then subject to Dr. Zaks’ agreement to a general release and certain other standard terms and conditions, any options to purchase the Company’s common stock granted to Dr. Zaks under the Company’s equity plans, to the extent vested, exercisable and outstanding immediately prior to such termination, will remain exercisable for two years following the date of such termination (but in no event later than the original expiration date applicable to such option).

The above summary is not complete and is qualified in its entirety by the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Retention Agreement, dated March 29, 2020, by and between Moderna, Inc. and Tal Zaks, M.D.

99.1	Press Release issued by Moderna, Inc. on March 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2020	MODERNA, INC.

	By:	/s/ Lori Henderson
Lori Henderson
General Counsel and Secretary